SCHOLASTIC REPORTS FISCAL 2023 FIRST QUARTER RESULTS
AND AFFIRMS FULL-YEAR GUIDANCE

New York – September 22, 2022 – Scholastic Corporation (NASDAQ: SCHL), the global children’s publishing, education and media company, today reported financial results for the Company’s fiscal first quarter ended August 31, 2022. First quarter results were on plan, reflecting strategic investments in Education Solutions and a return to more normal seasonality for the summer when schools are not in session and the business typically generates an operating loss. Accordingly, the Company affirmed its previous guidance for fiscal year 2023.

Company Commentary from Peter Warwick, Scholastic President & CEO

Peter Warwick, President and Chief Executive Officer, said, “After a solid first quarter, Scholastic is excited for this year’s back-to-school season. Book Fairs is well positioned to increase in-person fair counts to meet our goal of 85% pre-pandemic levels, and Book Club offerings are receiving positive early responses from participating teachers and families. In Trade, we are looking forward to multiple new releases from best-selling authors, including the fourth Cat Kid Comic Club® in Dav Pilkey’s latest series. Importantly, across all of our children’s books channels, we are well prepared with inventory and staffing to meet anticipated demand.

“Up against a difficult prior year comparison, when sales benefited partly because of the timing of shipments, Education Solutions continued its multi-year growth trajectory in the first quarter. At the same time, we strategically invested in long-term go-to-market capabilities and moved to acquire Learning OvationsTM, the creator of A2iTM, a Science of Reading-based literacy assessment and instructional system, backed by gold-standard research, validation and efficacy. Combined with Scholastic’s bestselling books and ebooks, print and technology-based learning programs, and other products and services that support children's learning and literacy, this acquisition, which closed subsequent to quarter end, significantly accelerates development of Scholastic’s comprehensive literacy platform.

“Every back-to-school season represents an opportunity for Scholastic to reaffirm its role supporting students, educators and families. This year we are committed to being there for schools and communities more than ever, given recent reports of expanding learning gaps as a result of the pandemic. The news has renewed focus on supporting children’s basic learning needs, especially with the historic levels of federal and state school funding now available. Together, we can help improve childhood literacy. We are confident that our engaging, high-quality content and the reputation we have built with teachers over the past 100 years uniquely positions Scholastic to help kids learn to read and read to learn.”

Fiscal 2023 Q1 Review

In $ millions	First Quarter		Change
	Fiscal 2023	Fiscal 2022	$	%
Revenues	$262.9	$259.8	$3.1	1%

Operating income (loss)	$(58.1)	$(32.0)	$(26.1)	(82)%
Earnings (loss) before taxes	$(57.9)	$(33.3)	$(24.6)	(74)%

Operating Income (loss), ex. one-time items *	$(58.1)	$(36.2)	$(21.9)	(60)%
Earnings (loss) ex. one-times *	$(57.9)	$(37.5)	$(20.4)	(54)%
Adjusted EBITDA *	$(35.6)	$(13.0)	$(22.6)	(174)%

* Please refer to the non-GAAP financial tables attached

Revenues increased 1.2% to $262.9 million, driven primarily by higher Book Fairs revenues partially offset by lower revenues in Education Solutions, compared to the prior year period, which partially benefited from the timing of shipments related to the pandemic.

Operating loss increased $26.1 million to $58.1 million while Adjusted EBITDA loss (a non-GAAP measure of operations explained in the accompanying tables) increased $22.6 million to $35.6 million. As expected, the increase was primarily driven by the lower sales in Education Solutions which resulted in an $11.6 million increase in the operating loss. The remaining increase was driven by higher cost of goods sold, primarily reflecting increased freight costs in the trade channel.

Capital Position and Liquidity

In $ millions	First Quarter		Change
	Fiscal 2023	Fiscal 2022	$	%
Net cash (used) provided by operating activities	$(60.3)	$63.6	$(123.9)	NM
Additions to property, plant and equipment and prepublication expenditures	(16.2)	(14.5)	(1.7)	(12)%
Free cash flow (use)*	$(76.5)	$49.1	$(125.6)	NM

Net cash (debt)*	$233.4	$219.1	$14.3	7%

* Please refer to the non-GAAP financial tables attached
NM - Not meaningful

Higher cash used by operating activities of $123.9 million and free cash use (a non-GAAP measure of operations explained in the accompanying tables) of $125.6 million versus the prior period were primarily driven by a $77.3 million increase in inventory purchases to offset long lead times related to continuing global supply chain challenges and to meet expected demand. Product costs also continue to increase, primarily in freight charges, impacting inventory purchases. Free cash use was also impacted by the $63.1 million federal income tax refund and the $6.6 million in insurance recoveries received in the prior fiscal period, partially offset by $39.6 million in higher customer remittances. The Company’s net cash position and strong balance sheet continue to afford the Company financial flexibility to manage supply chain challenges, as well as to pursue strategic growth initiatives.

The Company distributed $5.1 million in dividends in the first quarter and has reacquired 122,781 shares of its common stock to-date for $5.7 million. The Company expects to continue open market repurchases of its shares for the foreseeable future.

Segment Results

Children’s Book Publishing and Distribution

Book Fairs revenues increased $12.3 million to $28.3 million, primarily due to increased shipments related to reward redemptions. Redemptions, which are common in summer months, were not significant in the prior fiscal period as the Book Fairs business had not yet begun to recover from the pandemic-related shutdowns. New fair activity is minimal during the first quarter based on the seasonality of the business.
Trade revenues were relatively flat during a quiet quarter at $90.1 million, a decrease of $2.9 million, versus a tough comparison to the prior year, which benefited from the successful release of the limited edition foil covers for Dog Man®. Fiscal 2023 revenues from frontlist titles are expected to benefit from new fall releases such as the fourth Cat Kid Comic Club title from Dav Pilkey’s latest series and backlist titles continue to perform well. Additionally, the channel has begun to recognize revenue and expenses related to the release of the animated series on Apple TV+®, Eva the OwletTM, , based on the book series Owl DiariesTM.
Book Clubs revenues were relatively flat at $6.3 million, as this channel is seasonally quiet during the summer months.

Education Solutions

Revenues decreased $6.9 million to $73.2 million, relative to the prior year when significant sales shifted from the preceding fourth quarter owing to supply chain constraints at that time. This was partially offset by higher revenues from the New Worlds Reading Initiative, a free book delivery program to advance literacy in the state of Florida, which did not commence shipping until the third quarter of the prior year. As expected, operating loss increased $11.6 million, on the shift in product shipments and continued strategic investments in long-term go-to-market capabilities in the division.

International

In local currency, International revenues increased $5.8 million to $65.0 million, primarily driven by the performance of the trade and book fairs channels in the Australia and Canada markets. This was partially offset by $4.7 million in unfavorable foreign currency translation adjustment due to the strengthening of the US dollar. In addition, during the quarter, the Company finalized the disposition of its low margin direct-to-consumer business in Asia, which generated losses in the prior year.

Overhead
Excluding one-time items, overhead costs were relatively flat at $20.2 million, as the Company continues to focus on capital resources allocations.

Outlook

The Company has affirmed its guidance for fiscal year 2023 for revenues to increase 8% to 10% and Adjusted EBITDA (as defined in the accompanying tables) of $195 million to $205 million, up from $189 million in fiscal 2022, with the greatest contribution expected in the seasonally important second and fourth fiscal quarters.

Additional Information

To supplement our financial statements presented in accordance with GAAP, we include certain non-GAAP calculations and presentations including, as noted above, “Adjusted EBITDA” and “Free Cash Flow”. Please refer to the non-GAAP financial tables attached to this press release for supporting details on the impact of one-time items on operating income, net income and diluted EPS, and the use of non-GAAP financial measures included in this release. This information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Conference Call

The Company will hold a conference call to discuss its results at 4:30 p.m. ET today, September 22, 2022. Peter Warwick, Scholastic President and Chief Executive Officer, and Kenneth Cleary, the Company’s Chief Financial Officer, will moderate the call.

The conference call and accompanying slides will be webcast and accessible through the Investor Relations section of Scholastic’s website, www.investor.scholastic.com. To access the conference call by phone, please go to this link (registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. Shortly following the call, an archived webcast and accompanying slides from the conference call will also be posted at investor.scholastic.com.

About Scholastic

For more than 100 years, Scholastic Corporation (NASDAQ: SCHL) has been encouraging the personal and intellectual growth of all children, beginning with literacy. Having earned a reputation as a trusted partner to educators and families, Scholastic is the world's largest publisher and distributor of children's books, a leading provider of literacy curriculum, professional services, and classroom magazines, and a producer of educational and entertaining children's media. The Company creates and distributes bestselling books and e-books, print and technology-based learning programs for pre-K to grade 12, and other products and services that support children's learning and literacy, both in school and at home. With 15 international operations and exports to 165 countries, Scholastic makes quality, affordable books available to all children around the world through school-based book clubs and book fairs, classroom libraries, school and public libraries, retail, and online. Learn more at www.scholastic.com.

Forward-Looking Statements

This news release contains certain forward-looking statements relating to future periods. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children’s book and educational materials markets generally and acceptance of the Company’s products within those markets, and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

SCHL: Financial

Table 1

Scholastic Corporation
Consolidated Statements of Operations
(Unaudited)
(In $ Millions, except shares and per share data)

	Three months ended
	08/31/22	08/31/21
Revenues	$262.9	$259.8
Operating costs and expenses:
Cost of goods sold	144.5	133.3
Selling, general and administrative expenses (1)	162.8	143.6
Depreciation and amortization	13.7	14.9
Total operating costs and expenses	321.0	291.8
Operating income (loss)	(58.1)	(32.0)
Interest income (expense), net	0.2	(1.3)
Other components of net periodic benefit (cost)	0.0	0.0
Earnings (loss) before income taxes	(57.9)	(33.3)
Provision (benefit) for income taxes (2)	(12.5)	(8.9)
Net income (loss)	(45.4)	(24.4)
Less: Net income (loss) attributable to noncontrolling interest	0.1	(0.2)
Net income (loss) attributable to Scholastic Corporation	$(45.5)	$(24.2)
Basic and diluted earnings (loss) per share of Class A and Common Stock (3)
Basic	$(1.33)	$(0.70)
Diluted	$(1.33)	$(0.70)
Basic weighted average shares outstanding	34,292	34,417
Diluted weighted average shares outstanding	35,363	35,473

(1) In the three months ended August 31, 2021, the Company recognized $6.6 of insurance proceeds related to an intellectual property legal settlement accrued in fiscal 2021 and pretax severance expense of $2.4.

(2) In the three months ended August 31, 2021, the Company recognized a provision for income taxes in respect to one-time pretax charges of $1.1.

(3) Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on numbers rounded to millions may not yield the results as presented.

Table 2

Scholastic Corporation
Segment Results
(Unaudited)
(In $ Millions)

	Three months ended		Change
	08/31/22	08/31/21	$	%
Children’s Book Publishing and Distribution
Revenues
Books Clubs	$6.3	$6.8	$(0.5)	(7)%
Book Fairs	28.3	16.0	12.3	77%
Trade	90.1	93.0	(2.9)	(3)%
Total Revenues	124.7	115.8	8.9	8%
Operating income (loss)	(30.1)	(21.7)	(8.4)	(39)%
Operating margin	—%	—%

Education Solutions
Revenues	73.2	80.1	(6.9)	(9)%
Operating income (loss)	(4.3)	7.3	(11.6)	NM
Operating margin	—%	9.1%

International
Revenues	65.0	63.9	1.1	2%
Operating income (loss)	(3.5)	(1.7)	(1.8)	NM
Operating margin	—%	—%

Overhead expense	20.2	15.9	4.3	27%
Operating income (loss)	$(58.1)	$(32.0)	$(26.1)	(82)%
NM - Not meaningful

Table 3

Scholastic Corporation
Supplemental Information
(Unaudited)
(In $ Millions)

Selected Balance Sheet Items
	08/31/22	08/31/21
Cash and cash equivalents	$239.7	$308.6
Accounts receivable, net	242.9	244.3
Inventories, net	379.1	298.1
Accounts payable	208.9	185.6
Deferred revenue	182.6	125.5
Accrued royalties	85.0	65.8
Lines of credit and current portion of long-term debt	6.3	89.5
Long-term debt	—	—
Total debt	6.3	89.5
Net cash (debt) (1)	233.4	219.1
Total stockholders’ equity	1,166.3	1,149.6

Selected Cash Flow Items
	Three months ended
	08/31/22	08/31/21
Net cash provided by (used in) operating activities	$(60.3)	$63.6
Less:
Additions to property, plant and equipment	11.4	10.2
Prepublication expenditures	4.8	4.3
Free cash flow (use) (2)	$(76.5)	$49.1

(1) Net cash (debt) is defined by the Company as cash and cash equivalents, net of lines of credit and short-term debt plus long-term-debt. The Company utilizes this non-GAAP financial measure, and believes it is useful to investors, as an indicator of the Company’s effective leverage and financing needs.

(2) Free cash flow (use) is defined by the Company as net cash provided by or used in operating activities (which includes royalty advances) and cash acquired through acquisitions and from sale of assets, reduced by spending on property, plant and equipment and prepublication costs. The Company believes that this non-GAAP financial measure is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions. The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

Table 4

Scholastic Corporation
Supplemental Results
Excluding One-Time Items
(Unaudited)
(In $ Millions, except per share data)

	Three months ended
	08/31/2022			08/31/2021
	Reported	One-time items	Excluding One-time items	Reported	One-time items	Excluding One-time items

Diluted earnings (loss) per share (1)	$(1.33)	$—	$(1.33)	$(0.70)	$(0.09)	$(0.79)

Net income (loss) (2)	$(45.5)	$—	$(45.5)	$(24.2)	$(3.1)	$(27.3)

Earnings (loss) before income taxes	$(57.9)	$—	$(57.9)	$(33.3)	$(4.2)	$(37.5)

Children’s Book Publishing and Distribution	$(30.1)	$—	$(30.1)	$(21.7)	$—	$(21.7)
Education Solutions	(4.3)	—	(4.3)	7.3	—	7.3
International (3)	(3.5)	—	(3.5)	(1.7)	0.4	(1.3)
Overhead (4)	(20.2)	—	(20.2)	(15.9)	(4.6)	(20.5)
Operating income (loss)	$(58.1)	$—	$(58.1)	$(32.0)	$(4.2)	$(36.2)

(1) Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on rounded numbers may not yield the results as presented.

(2) In the three months ended August 31, 2021, the Company recognized a provision for income taxes in respect to one-time pretax charges of $1.1.

(3) In the three months ended August 31, 2021, the Company recognized pretax severance of $0.4.

(4) In the three months ended August 31, 2021, the Company recognized $6.6 of insurance proceeds related to an intellectual property legal settlement accrued in fiscal 2021 and pretax severance of $2.0.

Table 5

Scholastic Corporation
Consolidated Statements of Operations - Supplemental
Adjusted EBITDA
(Unaudited)
(In $ Millions)

	Three months ended
	08/31/22	08/31/21
Earnings (loss) before income taxes as reported	$(57.9)	$(33.3)
One-time items before income taxes	—	(4.2)
Earnings (loss) before income taxes excluding one-time items	(57.9)	(37.5)
Interest (income) expense	(0.2)	1.3
Depreciation and amortization (1)	16.2	16.4
Amortization of prepublication costs	6.3	6.8
Adjusted EBITDA (2)	$(35.6)	$(13.0)

(1) For the three months ended August 31, 2022 and August 31, 2021, amounts include depreciation of $0.9 and $0.9, respectively, recognized in cost of goods sold, amortization of deferred financing costs of $0.1 and $0.1, respectively, and amortization of capitalized cloud software of $1.5 and $0.5, respectively, recognized in selling, general and administrative expenses.

(2) Adjusted EBITDA is defined by the Company as earnings (loss), excluding one-time items, before interest, taxes, depreciation and amortization. The Company believes that Adjusted EBITDA is a meaningful measure of operating profitability and useful for measuring returns on capital investments over time as it is not distorted by unusual gains, losses, or other items.

Contact: Scholastic Corporation

Investors: Jeffrey Mathews, (212) 343-6741 investor_relations@scholastic.com

Media: Anne Sparkman, (212) 343-6657 asparkman@scholastic.com
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